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                                                                   Exhibit 10.27


                     THIRD AMENDMENT TO OWENS-ILLINOIS, INC.
                  CORPORATE OFFICERS DEFERRED COMPENSATION PLAN


      Pursuant to authority reserved to the Board of Directors of Owens-Illinois, Inc. (the "COMPANY") and duly delegated to the undersigned officer of the Company under the Owens-Illinois, Inc. Corporate Officers Deferred Compensation Plan (the "PLAN"), the Plan is hereby amended as follows:

      1. Section 8 of the Plan is amended to read, in its entirety, as follow:

      8.    AMENDMENT AND TERMINATION OF THE PLAN

            The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of any Officer affected thereby, have any adverse retroactive effect on the rights of any such Officer (or any person claiming through or under him) under the Plan unless required by applicable law. Upon termination of the Plan in whole or in part the entire Account balance of each Officer with respect to whom such termination is effective shall be paid to him on or as soon as administratively practicable after the effective date of such termination. Any amount otherwise payable to an Officer under this Section 8 may, as and to the extent directed by the Executive Compensation Committee, be transferred directly to a bank, mutual fund, or other financial institution designated by the Executive Compensation Committee, for deposit or investment in the name and on behalf of such Officer in one or more available savings or investment media, as specified by the Executive Compensation Committee.

      2. This Amendment shall be effective upon its execution. In all other respects the Plan shall remain in full force and effect as originally adopted and heretofore amended.


      IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company this 21st day of November, 2000.


                                          OWENS-ILLINOIS, INC.


                                          By /s/ Thomas L. Young
                                             -----------------------------------
                                             Executive Vice President

Attest:


/s/ James W. Baehren
------------------------------------------------------------
    Secretary